Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynatrace, Inc.
Waltham, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of our reports dated May 28, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Dynatrace, Inc. (the “Company”) and subsidiaries appearing in the Company’s Annual Report on the Form 10-K for the year ended March 31, 2021.

/s/BDO USA, LLP

Troy, Michigan
May 28, 2021